Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports First Quarter 2016 Results

CHRISTIANSTED, U.S. Virgin Islands, May 9, 2016 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today reported financial and operating results for the first quarter of 2016.

First Quarter 2016 Highlights

•
Increased rental portfolio of Altisource Residential Corporation (“Residential”) during the quarter by 29% to 3,531 homes, including 2,720 rented properties, 265 listed and ready for rent and 546 properties under leasehold renovation and unit turn.

◦	Consummated Residential’s acquisition of 590 single-family rental (“SFR”) properties.

•	Facilitated Residential’s completed sale of 1,078 non-performing loans (“NPLs”) in March 2016 within approximately 1% of the balance sheet carrying value.

•	Negotiated the increase and extension of Residential's repurchase and lending facilities with key lenders:

◦	Increased its repurchase facility with Credit Suisse from $275.0 million to $350.0 million on March 30, 2016.

◦	Negotiated an increase of its loan facility with Nomura from $200.0 million to $250.0 million, which closed on April 7, 2016.

•	Managed Residential’s sale of an aggregate of 686 real estate owned (“REO”) properties, representing an increase of 76% over the 389 REO properties sold by Residential in the fourth quarter of 2015.

•	Facilitated Residential’s generation of estimated taxable income of $16.9 million, or $0.30 per share, resulting in the declaration by Residential of a $0.15 per share first quarter dividend.

•	Completed $2.3 million of AAMC stock buybacks, bringing total buybacks under AAMC’s repurchase program to $251.4 million.

“In the first quarter of 2016, we continued to make strong progress on the execution of Residential’s business strategy to build a substantial SFR portfolio,” stated Chief Executive Officer George G. Ellison. “Although our asset management fees have been lower under the New AMA, our execution of Residential’s strategy has resulted in the growth of its high yielding rental properties to a level that is beneficial to both Residential and AAMC. We continue to believe the amended fee structure under the New AMA promotes the long-term stability of our client, further aligns our incentives with Residential’s mission to become one of the preeminent single-family rental companies in the industry and, most importantly, better positions both Residential and AAMC to provide long-term value to their respective shareholders. We are focused on continuing to grow Residential the right way, which should enable Residential to achieve the level of returns that will also positively impact AAMC’s financial performance.”

First Quarter 2016 Financial Results

Net loss attributable to stockholders for the first quarter of 2016 totaled $940,000, or $0.50 per diluted share, compared to net income attributable to stockholders of $6.9 million, or $2.50 per diluted share, for the first quarter of 2015 and net loss attributable to stockholders of $8.9 million, or $4.12 per share, for the fourth quarter of 2015.

Webcast and Conference Call

The Company expects to host a webcast and conference call on Monday, May 9, 2016, at 10:00 a.m. Eastern Time to discuss its financial results for the first quarter 2016. The conference call will be webcast live over the internet from the Company’s website at www.altisourceamc.com and can be accessed by clicking on the “Shareholders” link.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles.  Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Residential's ability to compete; Residential’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for Residential; Residential’s ability to sell residential mortgage assets on favorable terms; AAMC's ability to identify and acquire assets for Residential’s portfolio; Altisource Portfolio Solutions’ ability to effectively perform its obligations under various agreements with Residential; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission.

Presented below are the Company's consolidated statements of operations for the three months ended March 31, 2016 and 2015 and the consolidated balance sheets as of March 31, 2016 and December 31, 2015. On January 1, 2016, the Company adopted revised accounting guidance related to consolidation. As a result, the Company no longer consolidates the financial information of Residential in its consolidated financial statements effective January 1, 2016. Due to the significance of Residential's consolidated financial statements to the Company's historical consolidated financial statements in periods prior to January 1, 2016, the Company's consolidated financial statements have limited comparability with the Company's consolidated financial statements in prior periods.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Revenues:
Management fees	$4,124	$—
Conversion fees	402	—
Rental revenues	—	1,400
Net unrealized gain on mortgage loans	—	61,134
Net realized gain on mortgage loans	—	15,382
Net realized gain on mortgage loans held for sale	—	151
Net realized gain on real estate	—	10,608
Interest and dividend income	294	240
Total revenues	4,820	88,915
Expenses:
Salaries and employee benefits	2,348	1,633
Equity-based compensation	2,368	946
Legal and professional fees	541	7,533
Residential property operating expenses	—	12,459
Real estate depreciation and amortization	—	998
Selling costs and impairment	—	14,691
Mortgage loan servicing costs	—	18,266
Interest expense	—	11,483
General and administrative	514	1,451
Total expenses	5,771	69,460
(Loss) income before income taxes	(951)	19,455
Income tax (benefit) expense	(11)	143
Net (loss) income	(940)	19,312
Net income attributable to noncontrolling interest in consolidated affiliate	—	(12,424)
Net (loss) income attributable to common stockholders	$(940)	$6,888

(Loss) earnings per share of common stock – basic:
(Loss) earnings per basic share	$(0.50)	$3.10
Weighted average common stock outstanding – basic	1,990,153	2,203,699

(Loss) earnings per share of common stock – diluted:
(Loss) earnings per diluted share	$(0.50)	$2.50
Weighted average common stock outstanding – diluted	1,990,153	2,757,206

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands)

	March 31, 2016	December 31, 2015
Assets:
Real estate held for use:
Land (from previously consolidated VIE as of December 31, 2015)	$—	$56,346
Rental residential properties (net of accumulated depreciation of $7,127 as of December 31, 2015 - from previously consolidated VIE)	—	224,040
Real estate owned (from previously consolidated VIE as of December 31, 2015)	—	455,483
Total real estate held for use, net	—	735,869
Real estate assets held for sale (from previously consolidated VIE as of December 31, 2015)	—	250,557
Mortgage loans at fair value (from previously consolidated VIE as of December 31, 2015)	—	960,534
Mortgage loans held for sale (from previously consolidated VIE as of December 31, 2015)	—	317,336
Cash and cash equivalents (including $116,702 from previously consolidated VIE as of December 31, 2015)	41,646	184,544
Restricted cash (from previously consolidated VIE as of December 31, 2015)	—	20,566
Available-for-sale securities	19,494	—
Accounts receivable, net (including $45,903 from previously consolidated VIE as of December 31, 2015)	—	46,026
Related party receivables	4,676	—
Prepaid expenses and other assets (including $1,126 from previously consolidated as of December 31, 2015)	2,319	3,169
Total assets	$68,135	$2,518,601
Liabilities:
Repurchase and loan and security agreements (from previously consolidated VIE as of December 31, 2015)	$—	$763,369
Other secured borrowings (from previously consolidated VIE as of December 31, 2015)	—	502,599
Accrued salaries and employee benefits	1,200	4,006
Accounts payable and other accrued liabilities (including $32,448 from previously consolidated VIE as of December 31, 2015)	2,173	34,716
Related party payables	214	—
Total liabilities	3,587	1,304,690
Commitments and contingencies
Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015; redemption value $250,000	249,185	249,133
Equity:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,569,780 and 1,901,092 shares issued and outstanding, respectively, as of March 31, 2016 and 2,556,828 and 2,048,223 shares issued and outstanding, respectively, as of December 31, 2015	26	26
Additional paid-in capital	23,463	23,419
Retained earnings	50,295	50,678
Accumulated other comprehensive loss	(1,102)	—
Treasury stock, at cost, 668,688 shares as of March 31, 2016 and 508,605 shares as of December 31, 2015	(257,319)	(254,984)
Total stockholders' deficit	(184,637)	(180,861)
Noncontrolling interest in consolidated affiliate	—	1,145,639
Total equity	(184,637)	964,778
Total liabilities and equity	$68,135	$2,518,601